UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	58-2189551
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9955 AirTran Boulevard, Orlando, Florida	32827
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-160432

Securities to be registered pursuant to Section 12(g) of the Act:

5.25% Convertible Senior Notes due 2016

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered consist of 5.25% Convertible Senior Notes due 2016 (the “Senior Notes”) of AirTran Holdings, Inc. (the “Registrant”). The description of the Senior Notes to be registered hereunder is incorporated by reference to the description included under the captions “Description of Debt Securities” in the Registration Statement on Form S-3 (File No. 333-160432) and to the description set forth under the caption “Description of the Notes” in the Prospectus Statement, dated October 8, 2009 relating to such Registration Statement. For purposes of such description, any prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that purports to describe the Senior Notes shall be deemed to be incorporated by reference.

Item 2. Exhibits

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
3.1	Articles of Incorporation of AirTran Holdings, Inc., as amended (Exhibit 4.1 to Registration Statement on Form S-3, filed August 16, 2005 (File No. 333-127590))

3.2	Amended and Restated Bylaws of AirTran Holdings, Inc. (Exhibit to Current Report on Form 8-K filed August 1, 2005)

4.1	Form of Indenture (Exhibit 4.5 to the Registration Statement on Form S-3 filed July 2, 2009 (File No. 333-160432))

4.2*	First Supplemental Indenture for 5.25% Convertible Senior Notes due 2016

4.3*	Form of 5.25% Convertible Senior Note due 2016 (included as Exhibit A to the First Supplemental Indenture)

4.5	Prospectus Supplement and Prospectus included in the Registrant’s Rule 424(b)(5) Prospectus filed October 8, 2009

*	To be filed either by amendment hereto or as a post-effective amendment to the Registration Statement on Form S-3 filed July 2, 2009 (File No. 333-160432) or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and, in each case, incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AIRTRAN HOLDINGS, INC.
Date: October 8, 2009
	By:	/s/ Richard P. Magurno
	Name:	Richard P. Magurno
	Title:	Senior Vice President, General
Counsel and Secretary

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